Exhibit 10.5

First Amendment to the Amended and Restated Waiver Agreement

This First Amendment to the Amended and Restated Waiver Agreement (this “Amendment”) is made as of [●], by and among CompoSecure, Inc., a Delaware corporation (the “Company”), Resolute Compo Holdings LLC, a Delaware limited liability company (“Resolute Compo Holdings”), and Tungsten 2024 LLC, a Delaware limited liability company (“Tungsten” and, together with the Company and Resolute Compo Holdings, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Governance Agreement (as defined below).

WITNESSETH

WHEREAS, the Company, Resolute Compo Holdings and Tungsten are parties to the Governance Agreement, dated as of September 17, 2024 (the “Governance Agreement”);

WHEREAS, the Company, Resolute Compo Holdings and Tungsten are parties to the Amended and Restated Waiver Agreement, dated as of July 12, 2025 (the “Waiver Agreement”), pursuant to which (a) the Parties waived the Board Size Requirement and (b) the Stockholder waived its right to designate a sixth (6th) Stockholder Director in accordance with the Stockholder Directors Requirement (the “Specified Stockholder Designation Right”), in each case, subject to and in accordance with the terms set forth therein;

WHEREAS, pursuant to Section 5 of the Waiver Agreement, any amendment by any Party of any provision of the Waiver Agreement must be (a) first approved by a majority of the Independent Directors and (b) set forth in an instrument in writing signed by the parties to the Waiver Agreement;

WHEREAS, the Parties desire to amend the Waiver Agreement as set forth in this Amendment; and

WHEREAS, prior to the execution and delivery of this Amendment, a majority of the Independent Directors approved this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the Parties agree as follows:

1.             The following sentence shall be added as the last sentence to Section 3 of the Waiver Agreement:

Notwithstanding anything to the contrary herein, in the event that either the Board rescinds the Board Size Requirement Waiver pursuant to Section 1 hereof or the Stockholder rescinds the Specified Stockholder Designation Right Waiver pursuant to Section 2 hereof, and, following such rescission, it is necessary to increase the size of the Board for [●] to be able to exercise its rights pursuant to that certain Investor Rights Agreement, dated as of [●], by and between [●] and the Company (the “Investor Rights Agreement”), the Board shall adopt resolutions increasing the size of the Board to a number of members that enables [●] to exercise its rights pursuant to the Investor Rights Agreement.

2.             Except to the extent specifically amended hereby, the Waiver Agreement remains unchanged and in full force and effect. From and after the execution of this Amendment, each reference in the Waiver Agreement to “this Waiver Agreement,” “hereof”, “herein”, and words of similar import, will be deemed to mean the Waiver Agreement, as amended by this Amendment.

3.            Section 5 of the Waiver Agreement is hereby incorporated by reference as if set forth in this Amendment in its entirety and shall apply mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Amendment as of the date first above written.

COMPOSECURE, INC.

By:
Name:
Title:

RESOLUTE COMPO HOLDINGS, LLC

By:
Name:
Title:

TUNGSTEN 2024 LLC

By:
Name:
Title: